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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Welllman International Limited:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491, 33-54075,
33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568, 333-62572 and
333-117017) on Form S-8 and in Registration Statements (Nos. 33-36001, 333-60175 and 333-121743) on Form S-3 of Wellman, Inc. of our reports dated 3 March 2006, with respect to the consolidated balance sheets of Welllman International Limited as of 31 December 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and other comprehensive (loss)/income, and cash flows, for each of the years in the three-year period ended 31 December 2005, and management's assessment of the effectiveness of internal control over financial reporting as of 31 December 2005 and the effectiveness of internal control over financial reporting as of 31 December 2005, which reports appear in the 31 December 2005 annual report on Form 10-K of Wellman, Inc.

/s/ KPMG
CHARTERED ACCOUNTANTS
REGISTERED AUDITORS

Dublin, Ireland
15 March 2006